Exhibit 1.1

eBay Inc.

$425,000,000 5.900% Notes due 2025

$300,000,000 5.950% Notes due 2027

$425,000,000 6.300% Notes due 2032

UNDERWRITING AGREEMENT

November 7, 2022

BofA Securities, Inc.

HSBC Securities (USA) Inc.
Wells Fargo Securities, LLC

November 7, 2022

BofA Securities, Inc.

HSBC Securities (USA) Inc.
Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o HSBC Securities (USA) Inc.
HSBC Tower 3

452 5th Avenue

New York, New York 10018

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Introductory. eBay Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A attached hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of (i) $425,000,000 aggregate principal amount of its 5.900% Notes due 2025 (the “2025 Notes”), (ii) $300,000,000 aggregate principal amount of its 5.950% Notes due 2027 (the “2027 Notes”) and (iii) $425,000,000 aggregate principal amount of its 6.300% Notes due 2032 (the “2032 Notes” and together with the 2025 Notes and the 2027 Notes, the “Notes”).

BofA Securities, Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. The Notes will be issued pursuant to an indenture, dated as of October 28, 2010 (the “Base Indenture”), as amended and supplemented by the supplemental indenture, dated as of October 28, 2010 (the “Supplemental Indenture”, and the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), each between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to the Indenture. The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, dated on or before the Closing Date (as defined in Section 2(b) below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

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The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-236491), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of, among other things, debt securities, including the Notes, of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits (but excluding Form T-1 (as defined below)) and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness with respect to the Notes pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The Company has caused the Trustee to file the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”) under the Trust Indenture Act. The term “Prospectus” shall mean the final prospectus supplement (the “Final Prospectus Supplement”) relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:10 p.m., New York City time, on November 7, 2022 (the “Initial Sale Time”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a)            Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).

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At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Initial Sale Time and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Final Prospectus Supplement and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof or (B) that part of the Registration Statement that constitutes the Form T-1.

Each Preliminary Prospectus and the Prospectus, at the respective times they were filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(b)           Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated November 7, 2022, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, set forth in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, (a) the Disclosure Package did not and (b) each electronic road show, when taken together as a whole with the Disclosure Package did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(c)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act.

(d)            Company is a Well-Known Seasoned Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post- effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e)            Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)             Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes contemplated by this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(g)           Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes, other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto, the Registration Statement or any electronic road show in connection with the offering and sale of the Notes.

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(h)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)             The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j)             Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)            Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the respective forms established pursuant to the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(l)             Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(m)           Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as such statements purport to constitute a summary of the terms of the Notes, and under “Material United States Federal Income Tax Considerations,” insofar as such statements purport to describe the provisions of law referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(n)            No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the date of the latest consolidated financial statements of the Company included in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for any of the foregoing that is not material to the Company and its subsidiaries considered as one entity, and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change referred to in this clause (ii) is called a “Material Adverse Change”).

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(o)            Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2021, 2020 and 2019 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board. Ernst & Young AS, who have expressed their opinion with respect to the audited financial statements of Adevinta ASA (“Adevinta”) for the fiscal years ended December 31, 2021 and 2020 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent auditors with respect to the Company as required by the Securities Act and the Exchange Act.

(p)            Preparation of the Financial Statements. The historical financial statements, together with the related notes thereto, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of (i) the Company and its subsidiaries and (ii) Adevinta and its subsidiaries, each as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified on the basis stated therein. Such historical financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with GAAP or IFRS, as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and subject, in the case of unaudited financial statements, to year-end adjustments. No other financial statements are required by GAAP or IFRS, as applicable, or the Securities Act to be included in the Registration Statement. The selected financial data and the summary financial information, if any, included in the Preliminary Prospectus and the Prospectus fairly summarize in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. In addition, if any pro forma financial statements of the Company and its subsidiaries and the related notes thereto are included in the Registration Statement, the Preliminary Prospectus and the Prospectus, such pro forma financial statements and related notes present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules applicable thereto.

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“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of determination.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board and in conformity with International Financial Reporting Standards as adopted by the European Union.

(q)            Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited liability company, partnership, or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, and has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding shares of capital stock, membership or partnership interests or any other capital securities of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and (except for general partnership or similar interests) non-assessable and are owned by the Company, directly or through Significant Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interest, mortgage, pledge, lien, encumbrance or claim that would not, individually or in the aggregate, result in a Material Adverse Change. Except as may otherwise be described in the Disclosure Package or the Prospectus, the Company does not have any subsidiary not listed on Exhibit 21.01 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that was required to be so listed as of the date such Annual Report on Form 10-K was filed with the Commission.

(r)             Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is (subject to rounding in the case of issued and outstanding capital stock) as set forth in the Company’s consolidated balance sheet set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as of the date specified therein (other than for subsequent issuances or forfeitures, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise or vesting, as applicable, of outstanding options or other equity-related awards described in the Disclosure Package and the Prospectus, as the case may be).

(s)            Title to Property. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Prospectus and the Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

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(t)             Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its certificate of incorporation or by-laws (or equivalent or comparable constitutive documents), in each case as currently in effect, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any Default under the certificate of incorporation or by-laws (or equivalent or comparable constitutive documents), in each case as currently in effect, of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) of this sentence only, for such consents which have been obtained and for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change or materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, except (x) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Exchange Act, the Trust Indenture Act and such as may be required under applicable state or foreign securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”), (y) such filings with the Commission of the Prospectus and any issuer free writing prospectuses and any amendments or supplements to the foregoing as may be required pursuant to Rules 424(b) or 433, as applicable, under the Securities Act and a Current Report on Form 8-K describing this offering and including or incorporating by reference as exhibits thereto this Agreement, the forms of the Notes and other customary documents, or (z) such other consents, approvals, authorizations, orders, registrations or filings that, if not obtained or made, would not, individually or in the aggregate, result in a Material Adverse Change or materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(u)            No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Significant Subsidiaries, (ii) the subject of which relates to any officer or director of, or property owned or leased by, the Company or any of its Significant Subsidiaries, or (iii) relating to environmental or discrimination matters related to the Company or its Significant Subsidiaries, where any such action, suit or proceeding would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement.

(v)            Labor Matters. Except as set forth in the Disclosure Package and the Prospectus, there are no material disputes with the employees of the Company or any of its Significant Subsidiaries, and the Company is not aware of any existing or imminent labor dispute with the employees of any of its or its Significant Subsidiaries’ principal suppliers, contractors or customers, that would, individually or in the aggregate, result in a Material Adverse Change.

(w)           Compliance with Labor Laws. None of the Company nor any of its Significant Subsidiaries is in violation of or has received notice of any violation with respect to any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or of any applicable federal or state wage and hour laws, the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)            Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its Significant Subsidiaries in, and material to, the conduct of the Company’s or its Significant Subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where such failure to own or possess the valid right to use such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Change. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, there is no infringement by third parties of any of the Company’s Intellectual Property, except for such infringement as would not, individually or in the aggregate, result in a Material Adverse Change, and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s or any of its Significant Subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or any of its Significant Subsidiaries, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party and which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and the Company is unaware of any facts which would reasonably be expected to result in any such claim.

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(y)            All Necessary Permits, etc. The Company and each Significant Subsidiary possesses such valid and current certificates, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, permits, licenses, approvals, consents or other authorizations would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(z)            Tax Law Compliance. The Company and its Significant Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner (but giving effect to any applicable extensions) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or (ii) where a failure to make such filings or payments would not result in a Material Adverse Change. The Company has made appropriate provisions required under GAAP in the applicable financial statements referred to in Section 1(p) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its Significant Subsidiaries has not been finally determined.

(aa)          Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(bb)         No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(cc)          Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

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(dd)         Litigation. Except as set forth in the Disclosure Package and the Prospectus, there are no pending investigations, actions, arbitrations, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) (“Actions”) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Supplemental Indenture or this Agreement, or which are otherwise material in the context of the sale of the Notes; and, to the knowledge of the Company, no such Actions are threatened or contemplated.

(ee)          No Unlawful Contributions or Other Payments. None of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its Significant Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor any of its Significant Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff)           No Conflict with Money Laundering Laws. The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or its Significant Subsidiaries, threatened.

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(gg)         No Conflict with Sanctions Laws. Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is currently subject to any sanctions administered or enforced by the United States government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, the State Secretariat for Economic Affairs or His Majesty’s Treasury (collectively, the “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any Significant Subsidiary, joint venture partner or other person or entity, (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is, to the knowledge of the Company, the subject of Sanctions or (ii) in any other manner that will, to the knowledge of the Company, result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(hh)         Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its Significant Subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Significant Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Significant Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Significant Subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, result in Material Adverse Change; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Significant Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or any of its Significant Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any of its Significant Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Significant Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its Significant Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Significant Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, result in a Material Adverse Change.

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(ii)            ERISA Compliance. The Company and its Significant Subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Significant Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except where the failure to be so in compliance would not result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such Significant Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates, except where such occurrence would not result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), except where such liabilities would not result in a Material Adverse Change. Neither the Company, its Significant Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder, except, in each case, where such liabilities would not result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code satisfies the qualification requirements under Section 401(a) of the Internal Revenue Code, except where the failure to satisfy such requirements would not result in a Material Adverse Change and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code, except where any such disqualification would not, individually or in the aggregate, result in a Material Adverse Change.

(jj)            Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)          Statistical and Market-Related Data. Any statistical and market-related data included in the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

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(ll)            Internal Controls and Procedures. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) (the “Internal Controls”) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the U.S. GAAP. The Company and each of its Significant Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate.

(mm)        No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) to the knowledge of the Company, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn)         Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(oo)         Cybersecurity. Except as would not reasonably be expected to cause a Material Adverse Change, (i) the Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries, and, to the Company’s knowledge, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ IT Systems and Data; and (iii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, including Regulation (EU) 2016/679 (the General Data Protection Regulation) and the California Consumer Privacy Act, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(mm)        Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company, or (ii) has indicated to the Company that it is considering any of the actions described in Section 5(e)(iii) hereof.

(nn)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a)            The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company (i) the aggregate principal amount of 2025 Notes set forth opposite their names on Schedule A at a purchase price of 99.633% of the principal amount thereof plus accrued interest, if any, from the Closing Date, (ii) the aggregate principal amount of 2027 Notes set forth opposite their names on Schedule A at a purchase price of 99.513% of the principal amount thereof plus accrued interest, if any, from the Closing Date and (iii) the aggregate principal amount of 2032 Notes set forth opposite their names on Schedule A at a purchase price of 99.484% of the principal amount thereof plus accrued interest, if any, from the Closing Date.

(b)            The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Jones Day, 717 Texas, Suite 3300, Houston, Texas, 77002 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m., New York City time, on November 22, 2022, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

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(c)            Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)            Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)            Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor (or, at the option of the Company, against confirmation that funds in such amount have been received in the account designated by the Company). The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post- effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission prior to the end of the Prospectus Delivery Period for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether each of the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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(b)            Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will furnish the Representatives with copies of any amendment to the Registration Statement, or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, a reasonable amount of time prior to the filing or use, as the case may be, of such document; provided that the provisions of this paragraph shall not apply to filings of Current Reports on Form 8-K made pursuant to the Exchange Act after the time of delivery of and payment for the Notes on the Closing Date.

(c)            Delivery of Registration Statements. To the extent not available on EDGAR, the Company will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d)            Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes of offering and selling the Notes. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Continued Compliance with Securities Laws. During the Prospectus Delivery Period, the Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

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(f)             Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect, in each case during the Prospectus Delivery Period. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. During the Prospectus Delivery Period, the Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(h)            Depositary. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(i)             Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and, if required by the rules of the Nasdaq Global Select Market, all reports and documents required to be filed under the Exchange Act.

(j)             Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer for sale, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any non- convertible debt securities of the Company similar to the Notes or securities of the Company that are exchangeable for or convertible into non-convertible debt securities of the Company that are similar to the Notes (other than as contemplated by this Agreement with respect to the Notes); for the avoidance of doubt, the parties hereto agree that the foregoing provisions of this paragraph shall not apply to commercial paper, repurchase agreements, revolving credit borrowings or term loans.

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(k)            Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, the terms of the offering, the names of the Underwriters and similar matters in a form approved by the Underwriters, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l)             Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 3(k) hereto; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement and any electronic road show. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act, or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

(m)           Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

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(n)            Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post- effective amendment, as the case may be.

(o)            Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(p)            Compliance with Sarbanes-Oxley Act. Prior to the completion of the distribution of the Notes as contemplated by this Agreement and the Registration Statement, the Company will comply in all material respects with the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act and such rules and regulations.

(q)            No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses reasonably incurred and documented in connection with the performance by the Company of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all reasonably incurred and documented expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes by the Company to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, any officer’s certificate(s) defining the terms of the Notes, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book- entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

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SECTION 5. Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective).

(b)            Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received letters from each of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the Company, and Ernst & Young AS, as independent auditors for Adevinta, dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information of the Company and the audited financial statements and certain financial information of Adevinta, respectively, contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

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(c)           Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received letters from each of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the Company, and Ernst & Young AS, as independent auditors for Adevinta, dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d)           No Objection. If the Registration Statement and/or the offering of the Notes has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(e)           No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)             in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii)            there shall not have been any change or decrease subsequent to September 30, 2022 specified in the letter referred to in paragraph (b) of this Section 5 which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and

(iii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(f)            Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Company, dated as of such Closing Date, the form of which is reasonably satisfactory to the Representatives and their counsel.

(g)           Opinion of Deputy General Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion of the deputy general counsel of the Company, dated as of such Closing Date, the form of which is reasonably satisfactory to the Representatives and their counsel.

(h)           Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion (including negative assurance statement) of Jones Day, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

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(i)            Depositary. The Notes shall be eligible for clearance and settlement through the facilities of the Depositary.

(j)            Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, the Chief Executive Officer, any Senior Vice President, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Company, and by any other of the foregoing officers or the General Counsel, any Deputy General Counsel, any Assistant Treasurer or any Vice President, dated as of such Closing Date, to the effect that:

(i)             the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to their knowledge, threatened by the Commission;

(ii)            the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)           the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv)           the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(k)            Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 14, 17 and 20 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or pursuant to clause (i)(A) or (iv) of Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

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SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (including the Final Term Sheet required to be prepared and filed pursuant to Section 3(k) hereof), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel (in addition to a single firm of local counsel) jointly chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, such Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), as the case may be, it being understood and agreed that the only such written information furnished by any Underwriter through the Representatives consists of the information described in the penultimate sentence of Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

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(b)            Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representatives), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (including the Final Term Sheet required to be prepared and filed pursuant to Section 3(k) hereof), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), as the case may be, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel (in addition to a single firm of local counsel) chosen by the Company) as such expenses are reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the third sentence of the sixth paragraph, the seventh and eighth paragraphs, the first sentence of the ninth paragraph, the last three sentences of the tenth paragraph and the thirteenth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives (in the case of counsel for the indemnified parties referred to in Section 8(a)) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b)) and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 or Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with clauses (i), (ii) or (iii) of the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall, to the extent specified in such proviso, be at the expense of the indemnifying party.

(d)            Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

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SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 8, 9, 14, 17 and 20 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) (A) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the Nasdaq Global Select Market, or (B) trading in securities generally on either the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any material disruption in commercial banking or securities settlement or clearance services, or any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions, in each case as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market or settle the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9, 14, 17 and 20 shall survive such termination and remain in full force and effect.

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SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof.

SECTION 13. Representations and Indemnities to Survive Delivery. Except as otherwise expressly provided herein, the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder.

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SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

BofA Securities, Inc.
114 West 47th Street
NY8-114-07-01
New York, NY 10036
Attention: High Grade Transaction Management/Legal
Facsimile: (212) 901-7881
Email: dg.hg_ua_notices@bofa.com

HSBC Securities (USA) Inc.
Attn: Transaction Management Group
HSBC Securities (USA) Inc.
452 Fifth Avenue, New York, NY 10018
Tel: 212-525-2346
Fax: 646-366-3229
Email: tmg.americas@us.hsbc.com

and

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com

with a copy (which shall not constitute notice for the purposes of this Agreement) to:

Jones Day
717 Texas, Suite 3300
Houston, Texas 77002
Attention: Bryan K. Brown

If to the Company:

eBay Inc.
2025 Hamilton Avenue
San Jose, CA 95125
Attention: General Counsel
Facsimile: Not Applicable

with a copy (which shall not constitute notice for the purposes of this Agreement) to:

Morrison & Foerster LLP
2100 L Street NW Suite 900
Washington, DC 20037
Attention: Scott Lesmes
Email: SLesmes@mofo.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

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SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

SECTION 18. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19. Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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As used in this Section 19, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20. Agreement and Acknowledgement with Respect to the Exercise of Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of an Underwriter (the “Relevant UK bail-in party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)             the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant UK bail-in party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

(iii)           the cancellation of the UK Bail-in Liability; and

(iv)           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of this Section 20:

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“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

SECTION 21.Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 22. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit; provided that the Representatives may effect any such amendment, modification or waiver on behalf of the Underwriters or any of the indemnified parties referred to in Section 8(a). The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

33

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

EBAY INC.

By:	/s/ Joseph B. Bounds
Name: Joseph B. Bounds
Title: Vice President, Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BOFA SECURITIES, INC.
HSBC SECURITIES (USA) INC.
WELLS FARGO SECURITIES, LLC

Acting as Representatives of the several Underwriters named in the attached Schedule A.

BOFA SECURITIES, INC.

By:	/s/ Laurie Campbell
Name:	Laurie Campbell
Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name:	Patrice Altongy
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2025 Notes to be Purchased	Aggregate Principal Amount of 2027 Notes to be Purchased	Aggregate Principal Amount of 2032 Notes to be Purchased
BofA Securities, Inc.	$76,500,000	$54,000,000	$76,500,000
HSBC Securities (USA) Inc.	$76,500,000	$54,000,000	$76,500,000
Wells Fargo Securities, LLC	$76,500,000	$54,000,000	$76,500,000
BNP Paribas Securities Corp.	$19,125,000	$13,500,000	$19,125,000
Citigroup Global Markets Inc.	$19,125,000	$13,500,000	$19,125,000
Credit Suisse Securities (USA) LLC	$19,125,000	$13,500,000	$19,125,000
Deutsche Bank Securities Inc.	$19,125,000	$13,500,000	$19,125,000
Goldman Sachs & Co. LLC	$19,125,000	$13,500,000	$19,125,000
J.P. Morgan Securities LLC	$19,125,000	$13,500,000	$19,125,000
Morgan Stanley & Co. LLC	$19,125,000	$13,500,000	$19,125,000
RBC Capital Markets, LLC	$19,125,000	$13,500,000	$19,125,000
Standard Chartered Bank	$19,125,000	$13,500,000	$19,125,000
Mischler Financial Group, Inc.	$7,792,000	$5,500,000	$7,792,000
Penserra Securities LLC	$7,792,000	$5,500,000	$7,792,000
Siebert Williams Shank & Co., LLC	$7,791,000	$5,500,000	$7,791,000
Total	$425,000,000	$300,000,000	$425,000,000
Sch-A

ANNEX I

Issuer Free Writing Prospectus

Pricing Term Sheet dated November 7, 2022.

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